Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:     William P. Hornby

                   whornby@centurybank.com

Phone:        781-393-4630

Fax:            781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q3 2019; ASSET GROWTH TO

$5.3 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 8, 2019—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $28,967,000 for the nine months ended September 30, 2019, or $5.20 per Class A share diluted, an increase of 10.2% compared to net income of $26,288,000, or $4.72 per Class A share diluted, for the same period a year ago. Total assets increased 2.6% from $5.16 billion at December 31, 2018 to $5.30 billion at September 30, 2019. For the quarter ended September 30, 2019, net income totaled $10,084,000 or $1.81 per Class A share diluted, an increase of 5.2% compared to net income of $9,581,000, or $1.72 per Class A share diluted, for the same period a year ago.

Net interest income totaled $70.5 million for the nine months ended September 30, 2019 compared to $68.9 million for the same period in 2018. The 2.3% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.19% on a fully taxable equivalent basis in 2018 to 2.08% for the same period in 2019. This was primarily the result of increased rates paid on deposits. The average balances of earning assets increased by 7.9% combined with an average yield increase of 0.30%, resulting in an increase in interest income of $19.0 million. The average balance of interest bearing liabilities increased 7.6% combined with an average cost of funds increase of 0.50%, resulting in an increase in interest expense of $17.4 million.

The Company’s effective tax rate decreased from 4.6% for the first nine months of 2018 to 2.0% for the same period in 2019. This was primarily as a result of a reduction in tax accruals related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. Therefore, the full amount of the AMT credit carryover will be refunded to the Company.

-more-

At September 30, 2019, total equity was $329.0 million compared to $300.4 million at December 31, 2018. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 7.25% at September 30, 2019, compared to 6.91% at December 31, 2018. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of September 30, 2019 was $59.08 per share compared to $53.96 at December 31, 2018.

The Company’s allowance for loan losses was $29.1 million or 1.22% of loans outstanding at September 30, 2019 compared to $28.5 million or 1.25% of loans outstanding at December 31, 2018, and $28.5 million or 1.26% of loans outstanding at September 30, 2018. The ratio of the allowance for loan losses to loans outstanding has decreased from the same period last year, primarily as a result of improvements in historical loss rates. Non-performing assets totaled $1.1 million at September 30, 2019, compared to $3.5 million at December 31, 2018, and $3.7 million at September 30, 2018. Nonperforming assets decreased from the same period last year, mainly as a result of the resolution of one residential real estate property during the third quarter of 2019.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2019 to stockholders of record on November 1, 2019.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Cash and Due From Banks	$85,014	$89,540
Federal Funds Sold and Interest-bearing Deposits In Other Banks	249,091	252,963
Securities Available-for-Sale (AFS)	263,411	338,355
Securities Held-to-Maturity	2,164,135	2,046,647
Federal Home Loan Bank of Boston stock, at cost	14,025	17,974
Loans:
Commercial & Industrial	783,950	761,775
Municipal	121,802	97,140
Construction & Land Development	7,824	13,628
Commercial Real Estate	765,385	750,362
Residential Real Estate	364,317	348,250
Consumer and Other	21,748	22,083
Home Equity	310,635	292,340

Total Loans	2,375,661	2,285,578
Less: Allowance for Loan Losses	29,097	28,543

Net Loans	2,346,564	2,257,035
Bank Premises and Equipment, net	31,520	23,921
Accrued Interest Receivable	13,275	14,406
Goodwill	2,714	2,714
Other Assets	129,432	120,380

Total Assets	$5,299,181	$5,163,935

Liabilities
Demand Deposits	$797,455	$813,478
Interest Bearing Deposits:
Savings and NOW Deposits	1,759,401	1,707,019
Money Market Accounts	1,249,923	1,325,888
Time Deposits	533,074	560,579

Total Interest Bearing Deposits	3,542,398	3,593,486

Total Deposits	4,339,853	4,406,964
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	307,235	154,240
Other Borrowed Funds	209,188	202,378

Total Borrowed Funds	516,423	356,618
Other Liabilities	77,862	63,831
Subordinated Debentures	36,083	36,083

Total Liabilities	4,970,221	4,863,496
Total Stockholders’ Equity	328,960	300,439

Total Liabilities & Stockholders’ Equity	$5,299,181	$5,163,935

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and nine months ended September 30, 2019 and 2018

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Interest Income:
Loans	$22,117	$20,167	$65,106	$57,613
Securities Held-to-Maturity	14,623	11,507	43,006	32,930
Securities Available-for-Sale	2,184	2,500	7,305	6,821
Federal Funds Sold and Interest-bearing Deposits In Other Banks	928	591	3,204	2,239

Total Interest Income	39,852	34,765	118,621	99,603
Interest Expense:
Savings and NOW Deposits	5,445	2,972	16,788	7,778
Money Market Accounts	5,050	3,652	15,805	9,039
Time Deposits	3,038	2,571	8,724	7,465
Securities Sold Under Agreements to Repurchase	697	288	1,572	657
Other Borrowed Funds and Subordinated Debentures	1,852	2,078	5,274	5,793

Total Interest Expense	16,082	11,561	48,163	30,732

Net Interest Income	23,770	23,204	70,458	68,871
Provision For Loan Losses	75	—	700	900

Net Interest Income After
Provision for Loan Losses	23,695	23,204	69,758	67,971
Other Operating Income
Service Charges on Deposit Accounts	2,310	2,137	6,801	6,268
Lockbox Fees	937	892	3,018	2,304
Net Gain on Sales of Loans	—	—	154	—
Net Gain on Sales of Securities	53	105	61	302
Other Income	986	1,035	3,676	3,210

Total Other Operating Income	4,286	4,169	13,710	12,084
Operating Expenses
Salaries and Employee Benefits	10,670	10,570	32,621	32,331
Occupancy	1,463	1,481	4,686	4,579
Equipment	862	781	2,440	2,355
Other	4,467	4,516	14,170	13,243

Total Operating Expenses	17,462	17,348	53,917	52,508

Income Before Income Taxes	10,519	10,025	29,551	27,547
Income Tax Expense	435	444	584	1,259

Net Income	$10,084	$9,581	$28,967	$26,288

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2019	September 30, 2018
Assets
Cash and Due From Banks	$74,413	$71,034
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	184,035	171,773
Securities Available-For-Sale (AFS)	325,036	406,022
Securities Held-to-Maturity (HTM)	2,128,082	1,816,745
Total Loans	2,325,136	2,206,194
Less: Allowance for Loan Losses	28,936	27,235

Net Loans	2,296,200	2,178,959
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(3,352)	(4,154)
Bank Premises and Equipment	26,273	23,481
Accrued Interest Receivable	13,942	11,608
Goodwill	2,714	2,714
Other Assets	133,754	122,502

Total Assets	$5,181,097	$4,800,684

Liabilities
Demand Deposits	$764,852	$718,215
Interest Bearing Deposits:
Savings and NOW Deposits	1,818,017	1,495,464
Money Market Accounts	1,249,531	1,208,547
Time Deposits	512,228	587,742

Total Interest Bearing Deposits	3,579,776	3,291,753

Total Deposits	4,344,628	4,009,968
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	205,185	149,970
Other Borrowed Funds	201,804	262,397

Total Borrowed Funds	406,989	412,367
Other Liabilities	79,327	69,404
Subordinated Debentures	36,083	36,083

Total Liabilities	4,867,027	4,527,822
Total Stockholders’ Equity	314,070	272,862

Total Liabilities & Stockholders’ Equity	$5,181,097	$4,800,684

Total Average Earning Assets—QTD	$4,971,831	$4,625,880

Total Average Earning Assets—YTD	$4,962,289	$4,600,734

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30,	September 30,
	2019	2018
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.81	$1.72
Earnings per average Class A share, diluted, year-to-date	$5.20	$4.72
Return on average assets, year-to-date	0.75%	0.73%
Return on average stockholders’ equity, year-to-date	12.33%	12.88%
Net interest margin (taxable equivalent), quarter	2.08%	2.19%
Net interest margin (taxable equivalent), year-to-date	2.08%	2.19%
Efficiency ratio, Non-GAAP (1)	59.1%	60.0%
Book value per share	$59.08	$51.52
Tangible book value per share—Non-GAAP (1)	$58.59	$51.04
Capital / assets	6.21%	5.89%
Tangible capital / tangible assets—Non-GAAP (1)	6.16%	5.84%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,650,449	3,608,329
Shares outstanding Class B	1,917,460	1,959,580

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.22%	1.26%
Nonaccrual loans	$1,066	$3,729
Nonperforming assets	$1,066	$3,729
Loans 90 days past due and still accruing	$—	$471
Accruing troubled debt restructures	$2,404	$2,598
Net charge-offs(recoveries), year-to-date	$146	$(1,390)
Leverage ratio	7.25%	7.03%
Common equity tier 1 risk weighted capital ratio	11.90%	11.14%
Tier 1 risk weighted capital ratio	13.12%	12.42%
Total risk weighted capital ratio	14.13%	13.46%
Total risk weighted assets	$2,867,422	$2,733,491

(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses	$53,917	$52,508
Less: other real estate owned expenses	(139)	—

Total adjusted operating expenses(numerator)	$53,778	$52,508

Net interest income	$70,458	$68,871
Total other operating income	13,710	12,084
Tax equivalent adjustment	6,875	6,547

Total income(denominator)	$91,043	$87,502

Efficiency ratio—Non-GAAP	59.1%	60.0%

Calculation of tangible book value per share:
Total stockholders’ equity	$328,960	$286,877
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$326,246	$284,163

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share—Non-GAAP	$58.59	$51.04

Book value per share—GAAP	$59.08	$51.52

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$328,960	$286,877
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$326,246	$284,163

Total assets	$5,299,181	$4,870,423
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$5,296,467	$4,867,709

Tangible capital / tangible assets—Non-GAAP	6.16%	5.84%

Capital / assets—GAAP	6.21%	5.89%